UNITED ASSET MANAGEMENT CORPORATION
                    CALCULATION OF EARNINGS (LOSS) PER SHARE
                    ----------------------------------------
                    (In thousands, except per-share amounts)


-----------------------------------------------------------------------------------------------------
                                                    Income               Shares             Per-Share
                                                 (Numerator)          (Denominator)           Amount
-----------------------------------------------------------------------------------------------------
For the Year Ended December 31, 1998
Basic Earnings per Share
Income available to common
   shareholders                                  $78,507,000           66,158,000             $1.19
                                                                                            =======
Effect of Dilutive Securities (1)                         --            1,911,000
                                                 -----------           ----------
Diluted Earnings per Share
Income available to common
   shareholders + assumed conversions            $78,507,000           68,069,000             $1.15
                                                 ===========           ==========           =======
=====================================================================================================
For the Year Ended December 31, 1997
Basic Loss per Share
Loss available to common
   shareholders                                  $(4,133,000)          69,611,000             $(.06)
                                                                                            ========
Effect of Dilutive Securities (1)                         --                   --
                                                 -----------           ----------
Diluted Loss per Share
Loss available to common
   shareholders + assumed conversions            $(4,133,000)          69,611,000            $ (.06)
                                                 ===========           ==========           =======
=====================================================================================================
For the Year Ended December 31, 1996
Basic Earnings per Share
Income available to common
   shareholders                                  $97,822,000           68,515,000             $1.43
                                                                                            =======
Effect of Dilutive Securities (1)                         --            3,536,000
                                                 -----------           ----------
Diluted Earnings per Share
Income available to common
   shareholders + assumed conversions            $97,822,000           72,051,000             $1.36
                                                 ===========           ==========            ======
=====================================================================================================

(1) Options on 2,014,000, 7,013,000 and 96,000 shares of common stock and warrants on 1,523,000, 9,350,000 and 708,000 shares of common stock were outstanding during 1998, 1997 and 1996, respectively, but were not included in computing diluted earnings (loss) per share in each of these years because their effects were antidilutive.